EXHIBIT 2

         Set forth below is a summary of acquisitions and dispositions of beneficial ownership in the Common Stock of the Issuer by Phillip Frost, M.D., effected from November 12, 1998 through the date of this Amendment No. 3.

                   NUMBER OF SHARES        EXERCISE PURCHASE        TYPE OF
DATE               ACQUIRED  DISPOSED       PRICE PER SHARE       TRANSACTION
----               --------  --------       ---------------       -----------
1/1/99                        20,000           $14.56 (CAN)   Expiration of Stock Options

1/1/00              6,666                         $8.875      Vesting of Stock Options
                                                              granted on 1/1/99

4/8/99             20,000                         $5.75       Open Market Transaction

1/1/00              6,667                        $24.375      Vesting of Stock Options
                                                              granted on 1/1/97

1/1/00              6,667                        $24.9375     Vesting of Stock Options
                                                              granted on 1/1/98